Exhibit 99.1

Kirkland, Washington	December 8, 2005

MGN Technologies, Inc. (OTCBB symbol MGNLF) formerly Tryx Ventures Corp. (OTCBB symbol TRYXF) (“MGN”) is pleased to announce they have received the requisite approval for the previously announced intention, by way of proxy, to change the name of the company and to roll the issued and outstanding shares of the company forward on a 5.5-for-one basis. The approval for the name change and forward split became effective with the NASD Over-The-Counter Bulletin Board on December 6, 2005.

MGN has developed software for the entertainment industry. MGN was the first to announce they had developed interactive multi-player web and mobile poker software. MGN has focused on using the software in gaming applications such as poker, sweepstakes and games of skill.

The software allows either existing online poker sites or new start up sites to offer multi-player mobile games to their clients. Previously, poker games played on mobile and wireless devices was one-on-one with a computer and not part of a live table. The addition of multi-player poker gives the poker site another tool to attract new players or offer an additional convenience for existing players.

MGN is aggressively marketing their software with a focus on the internet gaming world and North American sweepstakes markets. MGN believes it has a unique product to offer the entertainment and online gambling industry. Talks continue to add licensees for online gambling, sweepstakes and games of skill.

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that: (i) new and existing players will be attracted to MGN’s multi-player poker products and that such products will offer additional convenience to such players; and (ii) MGN will add licensees for its online gambling, sweepstakes and games of skill products.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the risk that current or future licensees of MGN’s products are restricted by laws or regulations concerning gaming or related activities; (ii) the inability of MGN to license its products to licensees as a result of disputes over terms; (iii) the inability of MGN to keep pace with technological advancements in the mobile entertainment industry; (iv) MGN’s software not operating as expected; (v) MGN suffering technological problems that MGN cannot economically repair; (vi) MGN not being able to retain key employees; (vii) competitors providing better or cheaper products; (viii) markets for MGN’s products not developing as expected; and (ix) MGN’s inability to finance its operations or growth. These forward-looking statements are made as of the date of this news release and MGN assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although MGN believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in MGN’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.

For more information, please contact MGN Technologies, Inc. at 604-602-9596 or toll free at 1-888-602-9596 to discuss the information contained in this release.

Source: MGN Technologies, Inc.